CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2014 relating to the financial statements of Trans-Pacific Aerospace Company, Inc. which appears in the Annual Report on Form 10-K of Trans-Pacific Aerospace Company, Inc. for the year ended October 31, 2013 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS PLLC

Houston, Texas

February 13, 2014